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                                   Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the  incorporation  by  reference in  Registration  Statement
Number 33-19352 on Form S-8 dated December 29, 1987, Registration Statement Number 33-22552 on Form S-8 dated June 15, 1988, Registration Statement Number 33-37502 on Form S-8 dated October 31, 1990, Registration Statement Number
33-51462 on Form S-8 dated August 31, 1992, and Registration Statement Number 33-73162 on Form S-3 dated March 7, 1994 and amended thereto August 18, 1994 and Registration Statement Number 33-62859 on Form S-3 dated September 22, 1995 of our report dated January 18, 1996, on our audits of the consolidated financial statements of Provident Bankshares Corporation as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Form 10-K.



                                             /s/ Coopers & Lybrand L.L.P
                                             COOPERS & LYBRAND L.L.P.




Baltimore, Maryland
March 8, 1996